SETTLEMENT AGREEMENT AND
RELEASE OF ALL CLAIMS - 1

SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS


     This Settlement Agreement and Release of All Claims ( "Agreement"), is entered into by, between, and among Ronald Michael Meneo, Trustee of the Walter L. Maguire 1935-1 Trust (hereinafter the "Trust") and Walter L. Maguire (hereinafter "Maguire"), and United States Antimony, a Montana corporation (hereinafter "USAC"), parties in certain litigation captioned Ronald Michael Meneo, Trustee of the Walter L. Maguire 1935-1 Trust v. United States Antimony Corporation, Montana Twentieth Judicial District Court, Sanders County, Cause No. DV.98-28 and U.S. Antimony Corporation, a Montana corporation vs. Walter
L. Maguire, Montana Twentieth Judicial District Court, Sanders County, Cause No. DV.98-60 (hereinafter collectively referred to as the "Litigation"). AGREEMENT

     In consideration of the mutual covenants, conditions, promises, and other matters contained in this Agreement, the sufficiency of which as consideration is acknowledged , the parties agree as follows:
     1.     Payment.

     a. The Trust holds and claims as Owner four (4) USAC debentures totalling the principal amount $335,000 ($200,000 Debenture dated April 15, 1985; $30,000 Debenture dated May 2, 1998; $20,000 Debenture dated July 12, 1988; and $85,000 Debenture dated November 2, 1988)(hereinafter collectively referred to as "Debentures"). The Trust also claims interest due and owing on the Debentures. USAC disputes the amount of either principal or interest, if any, as being due and payable.

     b. The Trust and Maguire agree to surrender and deliver the Debentures to USAC. USAC, upon delivery of the Debentures, will issue to the Trust 790,909 shares of USAC common stock which shall extinguish all indebtedness claimed owing by the Trust or Maguire. USAC shall then mark the Debentures as paid in full, and any rights and interest of the Trust and/or Maguire in the Debentures shall be extinguished.

     2.     No Admission of Liability.
     All the parties hereto have denied and continue to deny the allegations of the Actions against the respective parties and enter into this settlement solely for the purpose of avoiding litigation costs and as a compromise of disputed claims. Nothing contained in this Agreement, nor the fact of this settlement, constitutes an admission of liability by any party hereto.

     3.     Mutual Release Of All Claims

     a. In consideration of the payment enumerated in paragraph 1 , together with other valuable consideration the adequacy of which is acknowledged and received, The Trust and USAC, on their behalf, and on behalf of all their insurers, agents, assigns, contractors, and successors in interest, do hereby release and forever discharge each other, their predecessors, subsidiaries, successors, affiliates, shareholders, officers, directors, and their respective employees, agents, brokers, contractors, attorneys, insurers, reinsurers, administrators, assigns, and all other persons, firms, corporations, and any other entity who may be deemed to act, who have acted, or who may be deemed to act in the future, on behalf of them, from any and all claims, demands, actions, causes of action, or suits of every nature whatsoever, and whether on account of past or present liability, potential future liability arising from either past or present acts or omissions, whether actual or alleged, for personal injury, property damage, economic loss and/or impairment or diminution of or other interference with any other right or amenity protected by law, statute, regulation or in equity, which liability relates to or arises from any injuries, damages or losses arising, accruing, or relating to any act, omission, or occurrence of any kind prior to the date of this Agreement.

     b. In consideration of the payment enumerated in paragraph 1 , together with other valuable consideration the adequacy of which is acknowledged and received, Maguire and USAC, on their behalf, and on behalf of all their insurers, agents, assigns, contractors, personal representatives, executors and successors in interest, do hereby release and forever discharge each other, their predecessors, subsidiaries, successors, affiliates, shareholders, officers, directors, and their respective employees, agents, brokers, contractors, attorneys, insurers, reinsurers, administrators, assigns, and all other persons, firms, corporations, and any other entity who may be deemed to act, who have acted, or who may be deemed to act in the future, on behalf of them, from any and all claims, demands, actions, causes of action, or suits of every nature whatsoever, and whether on account of past or present liability, potential future liability arising from either past or present acts or omissions, whether actual or alleged, for personal injury, property damage, economic loss and/or impairment or diminution of or other interference with any other right or amenity protected by law, statute, regulation or in equity, which liability relates to or arises from any injuries, damages or losses arising, accruing, or relating to any act, omission, or occurrence of any kind prior to the date of this Agreement.

     c. This release includes without limitation all past or present liability or potential future liability arising or accruing out of any acts or omissions occurring prior to the date of this Agreement, whether known or unknown and whether contingent or liquidated.

     4.     Incorporation of Prior Agreements.

     a. Each of the parties hereto have participated in the negotiation and preparation of this Agreement after consulting with counsel of its choice. Accordingly, the language of this Agreement shall not be presumptively construed against any of the parties hereto.

     b. This Agreement supersedes all prior agreements, understandings and discussions among the parties hereto concerning any of the matters contained herein.

     c. No promise, inducement or agreement not herein expressed has been made to either party by any other party.

     d. The parties hereto have read this Agreement in its entirety, have reviewed it with their counsel, fully understand and acknowledge all of its terms, and enter into this Agreement voluntarily and with authority to do so.

     5.     Entire Agreement; Controlling Law.
     This Agreement contains the entire agreement between the parties and the terms contained herein are contractual and not a mere recital. To the extent construction or interpretation becomes necessary, the Agreement shall be construed in accordance with Montana law. To the extent that this Agreement, or any part thereof, may be inconsistent with Montana law currently existing or that in the future, that the parties nonetheless intend to confirm their agreement notwithstanding any contrary existing Montana law, contrary law of any other jurisdiction, or any subsequent changes in applicable or potentially applicable law.

     6.     Successors in Interest.
     This Agreement shall inure to the benefit of and shall be binding upon the parties' respective successors, heirs and assigns.

     7.     Directorship.
     For five years from the date hereof, the Trust and Maguire covenant not to nominate any person to serve on the board of directors of USAC, and Maguire and the Trustee agree not to serve on the Board of Directors.

     8.     Option to Purchase USAC Common Stock.

     a. The Trust grants USAC an irrevocable option to purchase all USAC, but not less than all, common stock now owned or hereafter acquired by the Trust. The option shall commence upon the issuance of the stock referred to in Section 1 and terminate five (5) years from the issue date or fifteen (15) days after the tender of the debentures to USAC.

     b. Maguire grants USAC an irrevocable option to purchase all, but not less than all, USAC common stock now owned or hereafter acquired by Maguire. The option shall commence upon the issuance of the stock referred to in
Section 1 and terminate five (5) years from the issue date or fifteen (15) days after the tender of debentures to USAC.

     c. The purchase price for the option common stock shall be the greater of the highest daily closing bid in sixty (60) days preceding written notice of the exercise of the option by USAC or $.0.55 per share of common stock--(Option Price).

     d. In the event either Maguire or the Trust elect to sell any USAC common stock during the option period, Maguire or the Trust shall provide not less than thirty (30) days prior written notice, certified mail, to USAC before any such sale. USAC shall have the right in the event of such a sale by either Maguire or the Trust to exercise its option pursuant to Section 8 as to such stock offered by either Maguire or the Trust for sale. USAC shall have elected to exercise its option pursuant to paragraph 8 as to such stock offered by either the Trust or Maguire for sale if written notice, by certified mail, of such election is provided by USAC within twenty (20) days after notice is sent by certified mail of Maguire's or the Trust's notice to sell USAC stock. Notice shall be deemed to be given by USAC on the date such notice is sent by certified mail to Trust or Maguire, return receipt requested. Such notice shall be provided to the party identified in paragraph 13.

     e. In the event USAC exercises its option pursuant to this Section 8, USAC will provide an opinion letter by counsel relating to compliance with SEC Rule 144 at USAC's expense opining that the sale of USAC securities by Trust or Maguire complies with all requirements of SEC Rule 144 and is exempt from registration under federal and state securities laws.

     9.     Return of Depositions

     a. USAC and its counsel will return depositions, deposition exhibits, and deposition video tapes in their possession to Kevin Jones, Esq.

     b.     USAC represents that it has not copied the deposition video tapes.

     10.     Approval and Acceptance of Terms by Parties.

     a. This Agreement is hereby approved by both parties as to form and content, and both parties agree to be bound by all of the terms hereof.

     b. The Trust represents that its Trustee, Ronald Meneo, is empowered pursuant to the statutes of the State of Connecticut to execute and bind the Trust in the performance of this Agreement.

     c. USAC represents that its board of directors has authorized its president to execute and bind USAC in the performance of this Agreement.

     d. Maguire and the Trust represent that each has been independently advised by counsel of their own choice concerning the nature and content of this Agreement and the legal consequences of executing this Agreement. After being advised by counsel of their choice, Maguire and the Trust have voluntarily, without duress of any kind, executed this Agreement knowing that it is a legally enforceable contract.

     11.     Additional Documents.
     The parties agree to execute such additional documentation as is or may become necessary to fully effectuate the terms, conditions, and provisions of this Agreement including a stipulation for and an order dismissing the Trust and Maguire with prejudice.

     12.     No Modification.
     No change, amendment, or modification of this Agreement is valid unless it is made in writing and signed by the parties.

     13.     Notices.
     Unless other persons are designated in writing for receipt of notices hereunder, notices to the respective parties shall be in writing and shall be sent to the following persons:
     Trust and Maguire:     Ronald Michael Meneo
                         Meneo & Goldfield
                         234 Church St. #1001
                         New Haven, CT  06510-1804
                         Telephone:  (203) 787-9222
                         FAX:  (203) 772-0645

     USAC:               Gary D. Babbitt
                         Hawley Troxell Ennis & Hawley LLP
                         P.O. Box 1617
                         Boise, Idaho  83701
                         Telephone:  (208) 344-6000
                         FAX:  (208) 342-3829

     14.     Attorney Fees.
     In the event any suit, action or other proceeding arises under the terms of this Agreement, or in connection with this or any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in that action.

     15.     Facsimile and Counterparts.
     This Agreement will be initially executed respectively by the parties by a facsimile document and exchanged between them for signature. Three (3) original counterpart agreements will then be circulated among the parties for execution with each party to retain one (1) fully executed original counterpart. The parties agree that execution of the facsimile documents by the respective parties shall make this Agreement fully enforceable and effective. The original counterpart documents when fully executed shall be the controlling documents as to this settlement between the parties.


                  DATED this ____ day of __________________, 1999.
                              UNITED STATES ANTIMONY CORPORATION

                                       /s/ John C. Lawrence

                                        President

                                        W. L. MAGUIRE 1935-1 TRUST



                                        By _/s/ Ronald Michael Meneo

                                         Ronald Michael Meneo, Trustee



                                           /s/Walter L. Maguire



                                              Walter L. Maguire

(STATE OF MONTANA )
County of Sanders          )
     On this _____ day of __________, 1999, before me,
________________________, a Notary Public in and for said State, personally appeared _______________, known or identified to me to be the __________________ of United States Antimony Corporation, the corporation that executed the within instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




___________________________________________________
                              Notary Public for Montana
                              Residing at
_________________________________________
                              My commission expires
_______________________________



      STATE OF CONNECTICUT     )
                              ) ss.
County of ______________          )


     On this ______ day of ______________, 1999, before me,
_____________________, a Notary Public in and for the State of Connecticut, personally appeared ________________ and _________________________, known or identified to me to be the persons whose names are subscribed to the within instrument as trustees of W.L. Maguire 1935-1 Trust dated ______________, and acknowledged to me that they executed the same as such trustees of The ________________ Trust dated ________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



___________________________________________________
                              Notary Public for Connecticut
                              Residing at
_________________________________________
                              My commission expires on
____________________________

STATE OF VIRGINIA     )
                         ) ss.
County of __________     )

     On this _____ day of __________, 1999, before me,
_________________________, a Notary Public in and for said State, personally appeared Walter L. Maguire, known or identified to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




___________________________________________________
                              Notary Public for Virginia
                              Residing at
_________________________________________
                              My commission expires
_______________________________